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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): October 27, 2004



                            GARDNER DENVER, INC.
           (Exact name of Registrant as Specified in its Charter)

            DELAWARE                      1-13215              76-0419383
(State or other jurisdiction of         (Commission          (IRS Employer
         incorporation)                 File Number)       Identification No.)

               1800 GARDNER EXPRESSWAY, QUINCY, ILLINOIS 62301
             (Address of principal executive offices) (Zip Code)

     Registrant's telephone number, including area code: (217) 222-5400


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




SECTION 2 - FINANCIAL INFORMATION

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 27, 2004, Gardner Denver, Inc. (the "Company") issued a press release announcing the Company's earnings for the three and nine months ended September 30, 2004, certain recent activities, and updated guidance as to results for 2004. A copy of this press release is furnished with this report as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

On October 28, 2004, the Company conducted a conference call to discuss the Company's earnings for the three and nine months ended September 30, 2004, certain recent activities and updated guidance as to results for 2004. The call was broadly accessible to the public pursuant to a live webcast available through the Investor Relations page on the Company's website www.gardnerdenver.com. An audio file of the webcast will remain available for 90 days following the call.

During the call, the Company disclosed the following additional information not contained in the press release:

The favorable impact on revenues due to changes in currency exchange rates was $2.6 million and $9.5 million, for the three and nine months ended September 30, 2004, respectively.

Goodwill recorded as a result of the previously announced September 1, 2004 acquisition of nash_elmo Holdings, LLC was approximately $95 million.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

         99.1 Gardner Denver, Inc. Press Release dated October 27, 2004.

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              GARDNER DENVER, INC.

Date: October 28, 2004                        By: /s/ Helen W. Cornell
                                                  -----------------------------
                                                  Helen W. Cornell
                                                  Vice President, Finance & CFO


                                   - 3 -


                                EXHIBIT INDEX

EXHIBIT NO.   DESCRIPTION
-----------   -----------

    99.1      Gardner Denver, Inc. Press Release dated October 27, 2004.